UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2012, Alex Guira resigned from the Board of Directors (the “Board”) of Dialogic Inc. (the “Company”), including from his memberships on the committees of the Board, effective June 5, 2012. Mr. Guira’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices, or regarding the general direction of the Company.

On June 5, 2012, Patrick S. Jones was elected by the Board to serve as a member of the Board, chairman of the Audit Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board. In connection with his election to the Board, the Board granted Mr. Jones a restricted stock unit award (the “RSU”) for such number of shares of the Company’s common stock as is determined by dividing $180,000 by the closing price of the Company’s common stock as quoted on the NASDAQ Global Market on June 5, 2012, rounded down to the nearest whole share, pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan. The RSU will vest in equal monthly installments over three years from the date of grant.

In accordance with the Company’s current director compensation policy, as an independent Board member, Mr. Jones will initially be entitled to an annual retainer of $45,000 for service as a Board member, an annual retainer of $25,000 for service as chairman of the Audit Committee of the Board and an annual retainer of $5,000 for service as a member of the Nominating and Corporate Governance Committee of the Board. In May 2012, the Board approved new director compensation arrangements for independent directors to be effective beginning July 1, 2012, under which Mr. Jones will thereafter be entitled to an annual retainer of $60,000 for service as a Board member, an annual retainer of $30,000 for service as chairman of the Audit Committee of the Board and an annual retainer of $10,000 for service as a member of the Nominating and Corporate Governance Committee of the Board. Subject to Board approval, Mr. Jones will also be entitled to receive an annual RSU grant covering a number of shares having, on the date of grant, a fair market value equal to $90,000, and vesting over one year.

In addition, the Company expects to enter into a standard indemnity agreement with Mr. Jones, which will provide, among other things, that the Company will indemnify him, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: June 5, 2012

	By:	/s/ Anthony Housefather
Anthony Housefather Secretary, Executive Vice President, Corporate Affairs and General Counsel